EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


                                                              STATE/PROVINCE OF
NAME                                                          INCORPORATION


Cintas Corporation - East Coast                               Massachusetts

Cintas Corporation - Ohio                                     Ohio

Cintas Corporation No. 1                                      Ohio

Cintas Corp. No. 5                                            Michigan

Cintas Corp. No. 13                                           Pennsylvania

Cintas Corporation No. 41                                     Maryland

Cintas Sales Corporation                                      Ohio

Cintas Corp. No. 45                                           North Carolina

Corporate Business Services, Inc.                             Illinois

Cintas - R.U.S., Inc.                                         South Carolina

Cintas Cleaning Services, Inc.                                Ohio

Cintas Executive Services, Inc.                               Nevada

Cadet Uniform Services Limited                                Ontario, Canada

Cintas Investment Corp.                                       Ontario, Canada

910946 Ontario, Inc.                                          Ontario, Canada